SUBLEASE

STATE OF NEW JERSEY; COUNTY OF MERCER:    ss.:

THIS SUBLEASE, and the consent of Lessor, is entered into between TOTAL RESEARCH CORPORATION, a New Jersey corporation, whose business address is 5 Independence Way, CN 5305, Princeton, New jersey 08543, sublessor, and HEXAWARE TECHNOLOGIES, whose business address is 13B Roszel Road, Princeton, New Jersey 08540, sublessee.

                                    Section I
                                 Demise and Use

         Sublessor leases to sublessee and sublessee leases from sublessor the space described in Section II of this agreement.

                                   Section II
                              Description of Space

         The premises subject to this sublease consist of 10,085 square feet of space located on the second floor of an office building known as Five Independence Way, Plainsboro, New Jersey, as shown on Exhibit A attached hereto.

                                   Section III
                               Building and Lease

         Sublessor represents that it holds a lease from Bellemead Development Corporation, referred to below as lessor, with terms and conditions as set forth in the Lease dated December 2, 1985, a certain letter agreement dated July 31, 1986, the First Amendment dated January 5, 1987, the Second Amendment dated November 27, 1990, the Third Amendment dated December 27, 1995, and the Fourth Amendment dated December 12, 1996 (hereinafter collectively referred to as the "Master Lease Documents"). A copy of the Master Lease Documents is attached as Exhibit B.

                                   Section IV
                                 Quiet Enjoyment

         If sublessee performs the terms of this sublease, sublessor warrants that sublessee will have quiet enjoyment and peaceful possession of the space leased, and that it will defend sublessee in quiet enjoyment and peaceful possession during the term of this sublease without interruption by sublessor or owner, or of any person rightfully claiming under either of them.

                                    Section V
                  Sublessor Obligations, Indemnification, Etc.

         Sublessor agrees to pay the rent reserved in the Master Lease Documents and to perform and observe the lessee's covenants, conditions and stipulations contained there insofar as they ought to be performed and observed by it. Sublessor also agrees that it will not enter into any agreement with the owner relinquishing any rights that may effect sublessee's rights under this Sublease. Sublessor agrees to indemnify sublessee and hold sublessee harmless from and against any and all loss, cost and expense and from all claims, demands, suits, judgments and liabilities, including reasonable attorneys' fees, incurred by sublessee arising out of the failure of sublessor to perform any covenant, term or condition contained in the Master Lease Documents or in this sublease.

                                   Section VI
                                Term of Sublease

         The term of this sublease shall be for a period of approximately five and one-half (5-1/2 years), commencing on the fifth (5th) day after the issuance of the certificate of occupancy and expiring on the last day of sixty-sixth
(66th) month thereafter.

                                   Section VII
                                     Renewal

         Sublessor agrees to conditionally permit sublessee to renew this sublease for a period to coincide with the period of sublessor's existing term as set forth in the Master Lease Documents (June 30, 2006). Should sublessee desire to renew in accordance with the above term, it must give written notice to sublessor, no later than April 30, 2001 of sublessee's desire to enter into a sixty (60) day period commencing May 1, 2001, during which sublessor and sublessee shall attempt to negotiate the rental rate for the renewal period. If the parties can agree to a rental rate, then the renewal will be exercised by sublessee and honored by sublessor. Should the parties fail to reach agreement during the sixty (60) day period, then, should sublessee elect to renew, it must give written notice of said election to sublessor no later than July 1, 2001.
Said notice shall be given by certified mail, return receipt requested, addressed to the Chief Financial Officer of sublessor. Upon receipt of said notice, sublessor shall, within thirty (30) days, notify sublessee whether or not sublessor intends to retake the space set forth on Exhibit "A" attached hereto and to therefore refuse and deny sublessee's conditional option to renew. Should sublessor not elect to retake the space, then sublessor and sublessee shall mutually determine the market rate for space in such building and shall thereafter agree upon such rate. Should sublessor and sublessee not be able to agree upon the market rate, then each party shall appoint a commercial real estate broker and those two (2) brokers shall appoint a third real estate broker, and the decision of the three (3) real estate brokers as to the market rate shall be made and shall be binding upon sublessor and sublessee. All of the terms of this sublease and the Master Lease Documents shall otherwise remain in full force and effect.

                                  Section VIII
                                  Sublease Rent

         A. Sublessee agrees to pay to sublessor as rent for the premises in accordance with Schedule A attached hereto, payable monthly in advance on the first day of each calendar month of the term of this sublease. If payment has not been received by the tenth (10th) day of the month, sublessor can elect to apply funds from the security deposit pursuant to Section XXXII or to declare sublessee in default.
         B. In addition to the above rental payments, Sublessee agrees to pay its pro rata share of any increase in operating expenses assessed against Sublessor in accordance with the terms of the Master Lease Documents. Such pass through by Sublessor to Sublessee shall be based upon any escalation over the Base year 1997 and shall be assessed to Sublessee on a pro rat basis, taking into account the number of square feet taken by Sublessee versus the number of square feet charged by Sublessor under the Master Lease Documents by the Master Lessor. Payment of any escalation in such operating expenses shall be made to Sublessor in accordance with the provisions of the Master Lease Documents.

                                   Section IX
                                    Holdover

         Any holdover at the expiration of this sublease with sublessor's consent shall be on a month-to-month basis, which tenancy may then be terminated as provided by the laws of the State of New Jersey. During such a holdover tenancy, sublessee agrees to pay monthly to sublessor the same rate of rental as in effect at the time of such termination and agrees to be bound by the terms of this sublease if they are applicable. Any holdover by sublessee without sublessor's express written consent will be at the monthly rate of two (2) times the previous month's rent.

                                    Section X
            Sublessee to Comply with Lease Terms; Indemnity to Lessor

         Except for the covenant for the payment of rent reserved in the Master Lease Documents, sublessee agrees to perform and observe the covenants, conditions and terms of the Master Lease Documents to be performed and observed by the lessee with regard to the premises described in Section II, so far as they ought to be performed and observed by sublessee, and to indemnify sublessor against all claims, damages and expenses arising out of the nonperformance or nonobservance of such covenants, conditions and terms.

                                   Section XI
                             Services and Utilities

         Sublessee shall pay all electric and air conditioning charges relating to the subleased space required to be paid by the Master Lease Documents. Sublessee is advised that there is an after-hours additional charge for air-conditioning set forth in the Master Lease Documents.

                                   Section XII
                            Use for Business Purposes

The premises and space subleased are to be used for office business purposes.

                                  Section XIII
                        No Waste, Nuisance or Illegal Use

         Sublessee shall not commit waste on the demised premises, nor maintain, commit or permit the maintenance or commission of a nuisance, or use the premises for an unlawful purpose. Sublessee shall conform to all applicable laws and ordinances respecting the use and occupancy of the space sublet here relating to matters not covered elsewhere in this agreement, provided that it shall not be required to make alterations, additions or improvements to such premises in order to conform with such laws and ordinances.

                                   Section XIV
                     Alterations, Additions and Improvements

         Sublessee shall not make alterations, additions or improvements on the premises without first obtaining the written consent of sublessor. All alterations, additions and improvements that shall be made shall be a sublessee's expense, shall become sublessor's property and shall remain on and be surrendered with the premises as a part of the premises at the termination of this sublease without disturbance, molestation or injury. Sublessee's consent shall not be unreasonably withheld nor unduly delayed. Nothing contained in this paragraph shall prevent sublessee from removing all office machines and equipment and trade fixtures customarily used in its business. Sublessor agrees that the Desired work as set forth on Schedule B and the Workletter credit are acceptable. Sublessor agrees to perform the work described in Schedule B at no cost to sublessee.

                                   Schedule XV
                                      Liens

         Sublessee shall keep the leased premises free and clear of liens arising out of any work performed, materials furnished or obligations incurred by sublessee, including mechanics' liens.

                                   Section XVI
                                      Signs

         Sublessee covenants and agrees that no signs or symbols shall be placed in the windows or doors of the premises, or on any exterior part of the building without the sublessor's prior written approval. Any signs placed on the premises shall be placed subject to the agreement that sublessee will remove them at the termination of its tenancy, and will repair any damage or injury to the premises caused by such signs. If the signs are not so removed by sublessee, sublessor may have them removed at sublessee's expense.

                                  Section XVII
                        Access for Inspection and Repairs

         Upon reasonable notice by sublessor, sublessee shall allow lessor and sublessor, and their agents, free access at all reasonable times to the premises sublet for the purpose of inspecting or of making repairs, additions or alterations to the premises or any property owned by or under the control of lessor or sublessor.

                                  Section XVIII
                             Repairs and Maintenance

Subject to the lessor's obligations under the Master Lease Documents, sublessee, unless specified to the contrary in this agreement, shall maintain the premises subleased in good repair and tenantable condition during the continuance of this sublease, except in case of damage arising from the act or negligence of lessor, sublessor or their agents.

                                   Section XIX
                           Public Liability Insurance

         sublessee agrees to carry liability insurance insuring both sublessee and sublessor against all claims for personal injury or property damage caused by conditions or activities on the premises leased pursuant o the Master Lease Documents, except that the policy shall be cancellable upon thirty (30) days' written notice to sublessor.

                                   Section XX
                Damage or Destruction By Fire, War or Acts of God

In the event that the subleased premises are rendered untenantable in whole or in substantial part as a result of destruction or damage by fire, acts of war or acts of God, this lease shall be governed by the provisions of Article 9 of the Master Lease Documents.

                                   Section XXI
                    Eminent Domain Proceedings (Condemnation)

         If the premises or any part are condemned for public or semi-public use by eminent domain proceedings, or if by reason of law, ordinance, regulation or court judgment, sublessee's use of the premises subleased for any of the specific purposes referred to in this agreement shall be prohibited, sublessee shall have the right to terminate this lease on written notice to sublessor, and rental shall be paid only to the time when sublessee surrenders possession of the premises. In the event of condemnation of only part of the premises subleased, sublessee may elect to continue in possession of that part of the premises not so appropriated or condemned under the same terms and conditions of this sublease, except that in such case sublessee shall be entitled to an equitable reduction of the rental payment hereunder. Any rental paid in advance beyond such time shall be returned by sublessor to sublessee on demand. Sublessee does not waive any right it may have to recover from the condemnation authority for such damage as it may suffer by reason of such condemnation.

                                  Section XXII
                    Waiver of One Breach Not Waiver of Others

         Waiver of one breach of a term, condition or covenant of this sublease by either party to this sublease shall be limited to the particular instance and shall not be construed as a waiver of past or future breaches of the same or other terms, conditions or covenants.

                                  Section XXIII
                         Default by Lessor or Sublessor

If the owner fails and neglects to perform the lease, sublessee shall give written notice to sublessor of such failure and sublessee shall have such rights sublessor has under the Master Lease Documents. Sublessor agrees to take such acts as will enable sublessee to have standing to proceed against owner.

                                  Section XXIV
          Termination and Re-Entry by Sublessor on Sublessee's Default

         If sublessee fails and neglects to perform under this Sublease or is dispossessed for cause by sublessor before the termination of this sublease, or any renewal of this sublease, sublessor may elect to enforce whatever rights accrue to the Master Lessor under the Master Lease Documents. This Sublease may be forfeited and the sublessor may then make reasonable efforts to relet the premises. Sublessee shall be liable to sublessor for all damages suffered by reason of such forfeiture. Such damages shall include, but shall not be limited to, the following: (1) all actual damages suffered by sublessor until the property is relet, including reasonable expenses incurred in attempting to relet; (2) the difference between the rent received when the property is relet and the rent reserved under this lease.

         Until the premises have been relet, sublessee agrees to pay to sublessor, on the same days as the rental payments are due under this lease, the actual damages suffered by sublessor since the last payment, either rent or damages, was made. After the premises have been relet, sublessee agrees to pay to sublessor, on the last day of each rental period, the difference between the rent received for the period from reletting and the rent reserved under this lease for that period.

                                   Section XXV
                                 Applicable Law

         New Jersey law shall be used in interpreting this lease and in determining the rights of the parties under it.

                                  Section XXVI
                  Surrender of Premises and Keys at Termination

         Sublessee agrees that at the expiration of this sublease, it will quit and surrender the subleased premises without notice and will deliver to sublessor all keys belonging to the premises

                                  Section XXVII
      Disposition of Fixtures and Personal Property at Termination of Lease

         All alterations, additions and improvements made by sublessee in accordance with Section XIV of this sublease, affixed to the premises, shall become sublessor's property as provided in that section, and shall be surrendered with the premises as a part of the premises as provided in that section. Sublessee may remove all personal property, trade fixtures and office equipment, whether attached to the premises or not, provided that such may be removed without series damage to the building or premises. All holes or damage to the building or premises caused by removal of such items shall be repaired and restored by sublessee promptly after removal of the property. Sublessee shall be entitled to remove any electrical service connections installed by it which were designed specifically for the operation of electronic computing equipment.

                                 Section XXVIII
                                     Notices

         Except where otherwise required by statute, all notices given pursuant to the provisions of this sublease shall be in writing, addressed to the party to whom the notice is given, and sent by registered or certified mail to the last known mailing address of the party. Notices to sublessee shall be sent to 13B Rozsel Road, Princeton, New Jersey 08540 or to such other address as sublessee may designate by giving notice hereunder.

                                  Section XXIX
                 Binding Effect on Heirs, Successors and Assigns

         The terms, conditions and covenants of this sublease shall inure to and be binding on the heirs, successors, administrators, executors and assigns of the parties to this sublease, except as otherwise provided in this agreement.

                                   Section XXX
                No Assignment or Second Sublease Without Consent

         Sublessee shall not sell or assign this sublease or any part of this lease, or any interest, or re-sublet the subleased premises in whole or in part without first obtaining the written consent of sublessor and lessor in accordance with the Master Lease Documents. This sublease shall not be assigned by operation of law. If sublessor and lessor once give consent to assignment of this sublease or of any interest, they shall not be barred from subsequently refusing to consent to any further assignment. Any attempt to well, assign or re-sublease without written consent of sublessor and lessor shall be deemed sufficient grounds for dispossession and shall entitle sublessor to proceed pursuant to Section XXIV of this lease is it so elects. Sublessee shall be permitted to assign the Sublease to any entity into which it is merged or by which it is acquired, subject to the provisions of the Master Lease Documents.

                                  Section XXXI
                             Arbitration of Disputes

         The parties agree that the disputes under this sublease shall be arbitrated in accordance with the arbitration laws of the State of New Jersey, as supplemented by the rules then obtaining of the American Arbitration Association. Judgment on the aware rendered may be entered in any court having jurisdiction of the parties.

                                  Section XXXII
                                Security Deposit

         Sublessor acknowledges that it has received the sum of Thirty Thousand Three Hundred Eight-Nine and 46/100 ($30,389.46) Dollars from sublessee as security for sublessee's faithful performance of its obligations under this sublease. Sublessor has the right to use the security deposit towards any rentals that are more than ten (10) days late and to notice, in writing, sublessee that it needs to replenish the security deposit so that a full two (2) months' (at the then current rental rate) security deposit is being held by sublessor. Failure of the sublessee to so fund the security deposit shall be an event of default. Sublessor shall return the security deposit to sublessee within thirty (30) days of the termination of this Sublease, assuming the sublessee is not in default of any of the Lease provisions.

                                 Section XXXIII
                                  Miscellaneous

         By signing this sublease, sublessee approves of the Master Lease Documents.

         Sublessee shall be entitled to receive all the services provided by owner as set forth in the Master Lease Documents and to the use of the common areas of the building and parking spaces in accordance with the provisions of the Master Lease Documents. To the extent such usage is determined by the number of square feet leased by sublessee, such usage of the common area and parking spaces shall be pro rata, pursuant to the Master Lease Documents.

         Anything to the contrary notwithstanding, sublessor waives its right to require the sublessee to remove fixtures, panelling, partitions, railings and like installations placed on the premises.

         Except for Sections 48.5(b) and 48.5(c) of the Master , the terms set forth in the Master Lease Documents, Section 48.5, are deemed included in this Sublease.

ATTEST:                           TOTAL RESEARCH CORPORATION


/s/ Richard G. Morrow, Jr.        By /s/ Eric C. Zissman
--------------------------           ---------------------
Richard G. Morrow, Jr.               Eric C. Zissman
VP, Controller                       Vice President

                                  Dated:  7/17/97

ATTEST:                           HEXAWARE TECHNOLOGIES


/s/ Stephen M. Simon              By /s/Avinash M. Lele
--------------------                 --------------------
                                     Print Name:  Avinash M. Lele
                                     Title:  President & Chief Operating Officer
                                     Dated:  June 5, 1997

STATE OF NEW JERSEY, COUNTY OF MERCER:            SS.:
         I CERTIFY that on July 17, 1997,
personally came before me and this person acknowledged under oath, to my satisfaction, that:

      (a) this person is the secretary of TOTAL RESEARCH CORPORATION, the corporation named in this instrument;
      (b) this person is the attesting witness to the signing of this instrument by the proper corporate officer who is Eric C. Zissman, the Vice President of the corporation;
      (c) this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
      (d) this person knows the proper seal of the corporation which was affixed to this instrument; and
      (e)   this person signed this proof to attest to the truth of these facts.

Signed and sworn to before me on
July 17, 1997.


/s/ Jane B. Giles              /s/ Richard G. Morrow, Jr.
-----------------              --------------------------
                               Richard G. Morrow, Jr.
                               (Print name of attesting witness below signature)

STATE OF NEW JERSEY, COUNTY OF MERCER:            SS.:
         I CERTIFY that on June 6, 1997,
personally came before me and this person acknowledged under oath, to my satisfaction, that:
              (f) this person is the secretary of HEXAWARE TECHNOLOGIES, the corporation named in this instrument;
              (g) this  person is the  attesting  witness to the signing of this instrument by the proper corporate officer who is Avi Lele, the President of the corporation;
              (h) this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
              (i) this person knows the proper seal of the corporation which was affixed to this instrument; and
              (j) this person signed this proof to attest to the truth of these facts.
Signed and sworn to before me on
July 22, 1997.


/s/ Tina Marie Luis            /s/ Stephen M. Simon
-------------------            --------------------
                               Stephen M. Simon
                               (Print name of attesting witness below signature)

                                  SCHEDULE "A"

Term:                      Five (5) years and six months from occupancy

Rate:                      Months 1-12:              $13.82/SF
                                                     (months 1-6:  $11.39/SF)
                                                     (months 7-12:  $16.25/SF)
                           Months 13-24:             $17.25/SF
                           Months 25-36:             $18.25/SF
                           Months 37-48:             $19.25/SF
                           Months 49-60:             $20.25/SF
                           Months 61-66:             $21.25/SF
                           Rental rate is computed based on six months at
$16.25/SF for 6,800 SF. Average over the term is $18.08/SF, based on the above stated sizes.

Base Year:                 1997.  Any escalation in base year operating expenses
                           shall be assessed on a pro-rata basis.

                                  SCHEDULE "B"

[Work description attached]

The sublessor agrees to obtain all approvals from the appropriate municipal bodies and the landlord and to complete the work within ninety (90) days after receipt of building permits for said approvals.

The sublessee agrees to grant sublessor reasonable extensions for any delays that are not incurred as a result of sublessor's negligence.

Sublessee and sublessor agree that the certificate of occupancy that is granted by the municipality may be a temporary certificate of occupancy and there may be some items on the work letter that are not completely done, and sublessor and sublessee agree that sublessee shall be entitled to a punch list to be delivered no later than thirty (30) days after the issuance of the certificate of occupancy. Sublessor agrees to promptly correct any condition set forth on the punch list.

Sublessor agrees that sublessee shall have reasonable access to the construction site in order to allow sublessee's agents to install telephone lines, computer lines, etc. However, sublessee shall not interfere in any way with sublessor's work described above.

                  [LETTER OF COMMERCIAL PROPERTY NETWORK, INC.]

May 19, 1997

Avinash Lele
Hexaware Technologies, Inc.
13 Roszel Road, Suite B110
Princeton, New Jersey 08540

                                    Re:      Workletter Allowance
                                             5 Independence Way

Dear Avi:

This letter shall serve as a confirmation of construction funds to be allocated by Total Research (hereinafter "Tenant") for Hexaware's (hereinafter "Subtenant") proposed "tenant improvements" at 5 Independence Way. Construction Drawings reflecting all work to be performed within the demised premises will be completed in early June.

The following shall be specifically referenced to the Mancini & Duffy space plan
- sheet 1 of 1 - agreed & accepted by Hexaware on May 7, 1997. Tenant, at Tenant's sole cost and expense, shall provide the following tenant improvements for Subtenant:

General Expenses,
Architectural Services:    Including Construction Drawings and Building Permits.

Debris & Demolition:       Removal of carpet in reception area.  Removal of all
                           debris associated with construction.

New Construction:          Demising walls, walls for office construction, new
                           doors and required hardware, relocation of old doors and closing off of relocated doorways.

Carpet: New carpet to be installed in the reception area, recruiting room and conference room.

Cove Base:                 Cove base to be installed for all new wall
                           construction.

Paint:                     The entire space shall be painted 2 coats flat paint.

Ceiling Tiles:             Any stained and/or damaged ceiling tiles shall be
                           replaced.

Sprinkler & HVAC:          All sprinkler and HVAC shall be provided.

                  [LETTER OF COMMERCIAL PROPERTY NETWORK, INC.]
                                    (cont'd)

Electric:             Tenant to provide the following electric:
                      A.  50 new duplex wall receptacles
                      B.  15-110 volt dedicated direct home run lines
                      C.  13 wall mounted light switches where required

Lighting:             Tenant to provide the following:
                      A. Relocate & rewire maximum of 50 2' X 4' light fixtures. B. Furnish & install maximum 10 new 2' X 4' light fixtures.

Battery Backup &
Emergency Lighting:   Tenant to provide the following:
                      A.  Relocate & rewire 2 existing battery backup systems.
                      B.  Furnish & install 2 new battery backup systems.

Workstations:         Tenant to provide a maximum of $1,000 for relocation of
                      existing electrical wiring, presently located in the floor for workstation layout.

Please note that the above summary is designed to provide you with a "turn key" installation based on the plan, with no cost to you. This will be done by using standard finishes similar to those which currently exist in the space. Subtenant, at Subtenant's sole cost and expense shall be financially responsible for any and all required tenant improvement work above and beyond the above stated allowances. To the extent that you require additional fitout, more electric or other changes, any additional costs shall be payable by Subtenant, to Tenant, 50% at commencement of work and 50% upon "commencement date" of the initial sublease term. In addition, Subtenant is fully responsible for all internal wiring for workstations, data/communications lines, and any additional work not included in the space plan, that Subtenant desires, subject to the approval of Tenant and Lessor.

please sign off below, indicating acceptance of the above. I will submit to Total Research for counter signature and forward a fully executed copy for your files.

Very truly yours,


/s/ Paul E. Goldman
-------------------
Paul E. Goldman
Vice President

Agreed & Accepted:

Hexaware:       _________________________________  Date: ___________________

Total Research: _________________________________  Date: ___________________

                                CONSENT TO LEASE


         This CONSENT TO SUBLEASE ("Consent") dated as of the 31st day of August, 1997 is being entered among 5 INDEPENDENCE ASSOCIATES LIMITED PARTNERSHIP, New Jersey limited partnership, having an office c/o Bellemead management Co., Inc. at 280 Corporate Center, 4 Becker Farm Road, Third floor, Roseland, New jersey 07068-3788 ("Landlord"), TOTAL RESEARCH CORPORATION, a New Jersey corporation, having an office at 5 Independence Way, Princeton, New Jersey ("Tenant") and HEXAWARE TECHNOLOGIES, a New Jersey corporation, having an office at 13B Roszel Road, Princeton, New Jersey 08540 ("Subtenant").

                              W I T N E S S E T H:

         WHEREAS, Bellemead Development Corporation, predecessor-in-interest to Landlord, and Tenant entered into a certain lease dated December 2, 1985 (said lease as the same was or may hereafter be amended is hereinafter called the "Lease") for a portion ("Premises") of the building ("Building") known as and located at 5 Independence Way, Princeton, New Jersey; and

         WHEREAS, Subtenant Desires to sublet from Tenant a portion ("Sublet Space") of the Premises in accordance with that certain sublease ("Sublease") between Tenant, as sublessor and Subtenant, as sublessee, a copy of which is attached hereto as Exhibit A;

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

         A. Unless otherwise defined, all terms contained in this Consent shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

         B. Landlord consents to the subletting of the Sublet Space by Tenant to Subtenant upon and expressly subject to the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

         1. Nothing herein contained shall be construed to modify, waive, impair of affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease (except as herein expressly provided), or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord's obligations or decrease Landlord's rights under the Lease, and all covenants, agreements, terms, provisions and conditions of the Lease are hereby mutually declared to be in full force and effect.

         2. Unless and except as otherwise specifically provided in the Lease or this Consent, the provisions of Articles 11and 48 of the Lease shall apply to any further subletting or assignment of all or any part of the Premises. In such event, Landlord shall retain its rights under Articles 11 and 48 of the Lease.

         3. Tenant shall be and remain liable and responsible for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be kept, performed and observed and for the payment of the Minimum Rent, Adjusted Minimum Rent and additional rent and all other sums now and/or hereafter becoming payable thereunder, expressly including as such 9but not limited to) adjustments of rent, and any and all charges for any additional electric energy, property, material, labor, utility or other similar or dissimilar services or materials rendered, supplied or furnished by Landlord, in or in connection with, the Premises or any part thereof, whether for or at the request of Tenant or Subtenant.

         4. The sublease shall be subject and subordinate at all times to the Lease and to all of the covenants, agreements, terms, provisions and conditions of the Lease and to this Consent, and neither Tenant or Subtenant shall do or permit anything to be done in connection with the Subtenant's occupancy of the Sublet Space which would violate any of said covenants, agreements, terms, provisions and conditions.

         5. Tenant agrees that Landlord is not responsible for the payment of any commissions or fees in connection with this transaction and agrees to indemnify, defend and hold Landlord, its partners, directors or officers and their affiliates and/or subsidiaries harmless from and against any claims, liability, losses or expenses, including attorneys' fees, court costs and disbursements incurred by Landlord during settlement, at trial or on appeal, in connection with any claims for commission by any broker or agent in connection with this transaction.

         6. Upon the expiration, or any earlier termination of the term of the Lease, the Sublease and the term and estate thereby granted shall expire and come to an end as of the effective date of such expiration or termination, and Subtenant shall vacate the Sublet Space on or before such date. In case of the failure of Subtenant to so vacate, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term and Tenant shall remain primarily liable for any damages suffered by Landlord. Upon the expiration or any earlier termination of the term of the Lease, Subtenant shall, at the request of Landlord, attorn to and accept Landlord as sublandlord under the Sublease for the balance of the term of the sublease and be bound to perform all of the obligations imposed by the Sublease upon Subtenant. Such attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord and Subtenant which Subtenant shall execute and deliver within five (5) days after request by Landlord.

         7. Subtenant agrees that if Subtenant, at Landlord's sole discretion, should become a direct tenant of Landlord for the Premises or any part thereof upon the expiration or earlier termination of the Lease, Landlord shall not (a) be liable for any previous act or omission of Tenant under the Sublease, (b) be subject to any offset or credit which shall theretofore have accrued to Subtenant against Tenant, (c) have any obligation whatsoever with respect to any security deposited under the sublease, (d) be bound by any previous prepayment of rent or any other advance payment of monies due under the sublease, and (e) be responsible for the payment of any commission or fees in connection with a direct lease between Landlord and Subtenant.

         8. In case of the violation by Tenant or Subtenant of any of the covenants, agreements, terms, provisions and conditions hereof, Landlord may give written notice of such violation to Tenant and/or Subtenant (such notice to be delivered personally or by mail addressed to said parties at the Premises). If Landlord gives Tenant and/or Subtenant said written notice of such violation and such violation is not discontinued or corrected within a reasonable time as specified in such notice, then, Landlord shall have all remedies provided for at law, in equity, under the Lease and/or pursuant to this consent. Reference in this consent to any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

         9. No alterations, additions (electrical or otherwise), or physical changes shall be made in the Premises, or any part thereof, except pursuant to the covenants, agreements, provisions, terms and conditions of the Lease.

         10. Tenant and Subtenant agree that (i) a true, correct and complete copy of the Sublease is attached to this consent; (ii) Landlord is not a party to the sublease and is not bound by the provisions thereof; and (iii) notwithstanding the foregoing, the Sublease will not be modified or amended in any way without the prior written consent of Landlord.

         11. Tenant and Subtenant jointly and severally represent and agree that Subtenant is financially responsible, of good reputation, and engaged in a business which is in keeping with the standards of Landlord in those respects for the Building and its occupancy.

         12. Tenant agrees to pay over to Landlord from time to time upon Landlord's request fifty percent (50%) of all consideration payable by Subtenant to Tenant pursuant to Section 48.2 of the Lease. Tenant and Subtenant represent and warrant to Landlord that no compensation of any kind other than as set forth in the Sublease has been or will be paid by Subtenant to Tenant in connection with the Sublease. Tenant and Subtenant agree to provide sworn statements to Landlord within five (5) days after Landlord's request therefor showing the rent actually charged by Tenant to Subtenant and in connection therewith Landlord shall be authorized to examine, copy and audit all pertinent books and records of Tenant and Subtenant which Tenant and Subtenant agree to produce at the request of Landlord. If Landlord' [s review of any of said books or records discloses that compensation other than as set forth in the Sublease has been paid by Subtenant to Tenant, Tenant shall promptly pay fifty percent (50%) thereof to Landlord together with interest at the highest rate allowed under law and the cost of Landlord's review.

         13. Tenant agrees that it is solely responsible for obtaining all permits and approvals required by any governmental or quasi-governmental agency for any work or otherwise required in connection with the Sublease. Upon execution of the Consent, Tenant shall pay to Landlord, as additional rent, all costs, including legal fees, incurred by Landlord in reviewing the Sublease and any permits, approvals and applications for the construction of the Sublet Space.

         14. If Tenant breaches any of the terms and provisions of the Lease, Landlord may elect, under N.J.S.A. 2A:42-4, as same may be amended to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord's notice, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.

         15. Tenant and Subtenant agree that if Subtenant breaches any term of the sublease, Landlord may, at its option and for its own sole benefit, exercise against Subtenant all or any of the rights and remedies that Tenant has against Subtenant at law, in equity or under the Sublease. Tenant acknowledges that the exercise by Landlord of all or any of the foregoing rights and remedies against Subtenant shall not preclude Landlord from pursuing any right or remedy against Tenant. The exercise by Landlord against Subtenant of any or all of Tenant's rights and remedies shall neither cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease nor impose upon Landlord the duty or obligation to honor the Sublease nor subsequently to accept Subtenant's attornment pursuant to Sections 6 and7 hereof.

         16. Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant's obligations under the Lease and hereunder before using any part thereof for any other purpose.

         17. This Consent may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

         18. This Consent shall not be binding upon Landlord unless and until it is signed by Landlord.

         IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the _____ day of August, 1997.

                                           LANDLORD:

WITNESSED BY:                              5 INDEPENCE ASSOCIATES
                                           LIMITED PARTNERSHIP

/s/ Patricia E. Boyko                      By:/s/ Edward M. Schotz
---------------------                      -----------------------
Name:  Patricia E. Boyko                         Edward M. Schotz
             (Please Print)                      General Partner


                                           TENANT:

ATTESTED BY:                               TOTAL RESEARCH CORPORATION

/s/ Richard G. Morrow, Jr.                 By:/s/ Eric Zissman
--------------------------                 -------------------
Name:  Richard G. Morrow, Jr.              Name: Eric Zissman
            (Please Print)                            (Please Print)
Title:  Corporate Secretary                Title:  Chief Financial Officer


                                           SUBTENANT:

ATTESTED BY:                               HEXAWARE TECHNOLOGIES

/s/ Stephen M. Simon                       By:/s/ Avinash M. Lele
--------------------                       ----------------------
Name:  Stephen M. Simon                    Name:  Avinash M. Lele
            (Please Print)                             (Please Print)
Title:  Corporate Secretary                Title:  President


APPLY CORPORATE SEAL HERE

                                    EXHIBIT A

                                    Sublease

                           FIRST ADDENDUM TO SUBLEASE


STATE OF  NEW JERSEY; COUNTY OF MERCER:  ss.:

         THIS FIRST ADDENDUM TO SUBLEASE is entered into between TOTAL RESEARCH CORPORATION, a New Jersey corporation, whose business address is 5 Independence Way, CN 5305, Princeton, New Jersey 08543, sublessor, and HEXAWARE TECHNOLOGIES, whose business address is 13B Roszel Road, Princeton, New Jersey 08540, sublessee.

         WHEREAS, HEXAWARE signed a Sublease Agreement dated June 9, 1997 (hereinafter the "Sublease"); and

         WHEREAS, the parties wish to clarify the charges relating to the electric, utilities and to confirm the commencement date;

         NOW, THEREFORE, the parties agree as follows:

         3. Section XI of the Sublease is hereby deleted and in its place is inserted the following:

                  "Sublessee shall pay all electric and utility charges relating to the subleased space at the then current rate charged by owner (currently $1.25 per square foot per annum), which charges shall be payable monthly in advance to sublessor at the same time as the base rent is paid. Sublessor acknowledges that head and air-conditioning are included in the base rent. Sublessee is advised that there is an after-hours additional charge for air-conditioning set forth in the Master Lease Documents, which shall be passed along to sublessee."

         4. In all other respects, the parties hereby ratify and confirm the provisions of the Sublease.

ATTEST:                                    TOTAL RESEARCH CORPORATION

/s/ Richard G. Morrow, Jr.                 By /s/ Eric C. Zissman
--------------------------                    -------------------
Richard G. Morrow, Jr.                            Eric C. Zissman
VP, Controller                                    Vice President

                                           Dated:  7/17/97


ATTEST:                                    HEXAWARE TECHNOLOGIES

/s/ Stephen M. Simon                       By:/s/ Avinash M. Lele
--------------------                       ----------------------
                                           Print Name Avinash Lele
                                           Title  COO
                                           Dated:  7/14/97


STATE OF NEW JERSEY, COUNTY OF MERCER:                   SS.:
         I CERTIFY that on July 17, 1997,
personally came before me and this person acknowledged under oath, to my satisfaction, that:

            (a) this person is the secretary of TOTAL RESEARCH CORPORATION, the corporation named in this instrument;
            (b) this person is the attesting witness to the signing of this instrument by the proper corporate officer who is Eric C. Zissman, the Vice President of the corporation;

            (c) this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
            (d) this person knows the proper seal of the corporation which was affixed to this instrument; and
            (e) this person signed this proof to attest to the truth of these facts. Signed and sworn to before me on July 17, 1997.


-------------------------      ------------------------------------------------
                               (Print name of attesting witness below signature)

STATE OF NEW JERSEY, COUNTY OF MERCER:                   SS.:
         I CERTIFY that on July 22, 1997,
personally came before me and this person acknowledged under oath, to my satisfaction, that:

            (f) this person is the secretary of HEXAWARE TECHNOLOGIES, the corporation named in this instrument;
            (g) this person is the attesting witness to the signing of this instrument by the proper corporate officer who is Avi Lele, the President of the corporation;
            (h) this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
            (i)         this  person  knows the proper  seal of the  corporation
                        which  was  affixed  to this  instrument;  and
            (j)         this person  signed this proof to attest to the truth of
                        these facts.

Signed and sworn to before me on July 22, 1997.


/s/ Tina Marie Luis            /s/ Stephen M. Simon
-------------------            --------------------
                               (Print name of attesting witness below signature)
                                  Stephen M. Simon